Exhibit 10.23

SIDE LETTER RE: CLOSING MATTERS

THIS SIDE LETTER RE: CLOSING MATTERS (this "Side Letter") is entered into as of February 27, 2008 by and among TRUST BENEFITS ONLINE, LLC, a Delaware limited liability company ("TBOL"), INFORMATION CONCEPTS, INC., a California corporation ("ICI"), ASSOCIATED THIRD PARTY ADMINISTRATORS, INC., a California corporation ("ATPA"), SCOTT VANDEURSEN ("VanDeursen"), BRUCE L. BILLER, RONALD JENSEN, and BENEFITS TECHNOLOGIES, LLC, a Delaware limited liability company (the "Company") (each party shall sometimes be referenced to herein as a "Party" and, collectively, as the "Parties"). Reference is made herein to that certain Asset Contribution and Combination Agreement by and among the Parties (the "Contribution Agreement"). Capitalized terms that are not defined in this Side Letter shall have the meanings given to such terms in the Contribution Agreement.

RECITALS

A. The Parties desire to establish the Closing Date as of the date of this Side Letter.

B. In connection with the Closing, the Parties desire to clarify certain issues and modify certain terms of the Contribution Agreement.

AGREEMENT

NOW THEREFORE, IT IS HEREBY AGREED, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, as follows:

1. Closing Date and Effective Date. The Closing Date under Section 5 of the Contribution Agreement is hereby agreed to be February 27, 2008; however, in accordance with the applicable transfer documents, the effective date of the contribution of assets and liabilities of ICI and TBOL is agreed to be February 1, 2008 (the “Effective Date”). The Company hereby agrees to indemnify and hold harmless ICI, ATPA and TBOL, as applicable, for all liabilities and obligations arising in connection with such assets and liabilities from and including the Effective Date to the Closing Date, except only the Excluded Liabilities under the Contribution Agreement.

2. ICI and TBOL Consents. As of the date hereof, ICI and TBOL have not yet obtained consents for other Assumed Contracts. The parties acknowledge that the delivery of such consents (the "ICI Consents" and the “TBOL Consents”) by ICI and TBOL is needed to properly transfer certain Assumed Contracts to the Company in accordance with the provisions of the Contribution Agreement. In order to facilitate the Closing of the transaction as of the Closing Date, the Parties agree to address the ICI Consents and TBOL Consents as follows:

(a) Obtaining and delivering the ICI Consents and TBOL Consents shall become and is a post-closing condition of the Company, and the Company waives any failure of ICI, TBOL or the ICI Shareholders representations that state that all such consents have been obtained.

(b) The Company, TBOL and ICI shall act in good faith and with reasonable diligence in obtaining the required ICI Consents and TBOL Consents, after the Closing Date, but cannot provide absolute assurance that they will be obtained.

3. Ken Lewis Note. In the event that ICI’s payment obligation to Ken Lewis is assumed by the Company in accordance with Section 2.5.3 of the Contribution Agreement, and notwithstanding anything to the contrary in such Section 2.5.3, the Company shall provide to Ken Lewis in connection with any such assumption of the obligation to Ken Lewis a Subordinated Note which shall set forth a minimum monthly payment of $2,000 until fully paid, and such Subordinated Note shall bear interest at the rate of five percent (5%) per year

4. TBOL Name Change. The Parties acknowledge that in accordance with Section 6.1.12 of the Contribution Agreement, TBOL is required to file a Certificate of Amendment changing its name to a name that does not contain any of the words in its current name. The Parties agree that the change of TBOL’s name shall be a post-closing condition of TBOL, and that TBOL shall act in good faith and with reasonable diligence to effectuate the name change, and in any event shall file Amended Articles to accomplish such change within 15 days after the Closing Date.

5. Certain Agreements. The Parties acknowledge that in accordance with Sections 4.1.3 - 4.1.6 of the Contribution Agreement, the Parties are required to execute and deliver the following agreements: (i) Conversion, Configuration and Implementation Services Agreement for ATPA's existing customers; (ii) Software-As-A-Service Agreement to run ATPA's business on the Company's software; (iii) Non-Exclusive License Agreement for ATPA's right to use PlanIt for its customers; and (iv) Maintenance and Support Agreement once ATPA's customers go live on PlanIt. The Parties agree that the execution and delivery of the foregoing agreements has been and continues to be a condition to ICI’s willingness to enter into the transaction contemplated by the Contribution Agreement, but in reliance upon the good faith assurances of TBOL and ATPA that such agreements are forthcoming on the terms discussed between the Parties, the Parties agree that the execution and delivery of such agreements shall be a post-closing condition of the respective parties thereto, and that such parties shall act in good faith and with reasonable diligence to finalize such agreements.

6. Employment Agreements. It is acknowledged that Biller, Jensen and VanDeursen desire to negotiate and receive employment agreements or member services agreements after the Closing, and the Parties agree to exercise reasonable diligence to negotiate such agreements if and to the extent reasonably practicable

7. Intercreditor Agreements and Releases; Notes. As of the date hereof, the Parties have not yet obtained Intercreditor Agreements and Releases (the “Releases”) from all of the Friendly Debt creditors, or delivered the Subordinated Promissory Notes ("Notes") to such creditors. The parties acknowledge that the delivery of the Notes and Releases is required by the Contribution Agreement, and the Company hereby affirms its obligation to assume the Friendly Debt obligations upon the terms and conditions set forth in the Contribution Agreement. In order to facilitate the Closing of the transaction as of the Closing Date, the Parties agree that obtaining and delivering the Notes and Releases shall become and is a post-closing condition of the Company, and the Company waives any failure of ICI or the ICI Shareholders to deliver such Releases on the Closing Date. Furthermore, the Company and ICI shall act in good faith and with reasonable diligence in obtaining the required Releases, and delivering the Notes, after the Closing Date.

This Side Letter constitutes an amendment to the Contribution Agreement in accordance with Section 19.8 of the Contribution Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Side Letter as of the date first written above.

ASSOCIATED THIRD PARTY ADMINISTRATORS		TRUST BENEFITS ONLINE, LLC

By:	/s/ Rick Stierwalt	By:	/s/ Scott VanDeursen
	Name: Rick Stierwalt		Name: Scott VanDeursen
	Title: President		Title: Manager

INFORMATION CONCEPTS, INC.		BENEFITS TECHNOLOGIES, LLC

By:	/s/ Bruce Biller	By:	/s/ Len Neuhaus
	Name: Bruce Biller		Name: Len Neuhaus
	Title: President		Title: Chairman

/s/ Bruce L. Biller
Bruce L. Biller

/s/ Ronald Jensen
Ronald Jensen

/s/ Scott VanDeursen
Scott VanDeursen

[SIGNATURE PAGE TO SIDE LETTER RE: CLOSING MATTERS]